AMENDMENT NO. 1 TO
SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1 TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of June 25, 2018, and is entered into by and among PARK-OHIO INDUSTRIES, INC. ("Company"), RB&W CORPORATION OF CANADA ("Canadian Borrower"), the EUROPEAN BORROWERS party to the Credit Agreement, the other Loan Parties party to the Credit Agreement, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent, and J.P. MORGAN EUROPE LIMITED, as European Agent.
W I T N E S S E T H:
WHEREAS, the Borrowers, the other Loan Parties, the lenders from time to time party thereto (the "Lenders") and the Agents are parties to that certain Seventh Amended and Restated Credit Agreement dated as of April 17, 2017 (as amended, modified and supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and
WHEREAS, the Borrowers have requested, and the Agents and each Lender party hereto has agreed, to amend the Credit Agreement to, among others, increase the Domestic Revolving Commitment from $350,000,000 to $375,000,000, which increase shall not constitute an exercise of the increase to Revolving Commitments contemplated by Section 2.09 of the Credit Agreement, increase the Canadian Revolving Subcommitment from $35,000,000 to $40,000,000 and increase the European Revolving Subcommitment from $25,000,000 to $30,000,000, in each case subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendment. In reliance upon the representations and warranties of the Loan Parties set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined term in its appropriate alphabetical order as follows:
"First Amendment" means that certain Amendment No. 1 to Seventh Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among Borrowers, the other Loan Parties party thereto, Agents and the Lenders party thereto.
"First Amendment Effective Date" means June 25, 2018.
"First Amendment Domestic Revolving Commitment Specified Amount" means the $25,000,000 aggregate increase to the Domestic Revolving Commitment contemplated by the First Amendment, which shall be deemed to be the last amounts outstanding for purposes of calculating the commitment fee under Section 2.12(a). As of the First Amendment Effective Date, and unless otherwise agreed in writing, 100% of the First Amendment Domestic Revolving Commitment Specified Amount shall be held by JPMorgan Chase Bank, N.A.
(b)    The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:
"Canadian Inventory Sublimit" means an amount equal to the Dollar Equivalent of $17,000,000.
"European Inventory Sublimit" means an amount equal to the Dollar Equivalent of $18,000,000.
(c)    The definition of "Canadian Revolving Subcommitment" set forth in Section 1.01 of the Credit Agreement is hereby amended to amend and restate the second to last sentence thereof in its entirety as follows:
The aggregate amount of the Canadian Revolving Lenders' Canadian Revolving Subcommitment as of the First Amendment Effective Date is the Dollar Equivalent of $40,000,000.
(d)    The definition of "Canadian Borrowing Base" set forth in Section 1.01 of the Credit Agreement is hereby amended to amend and restate clause (c) thereof in its entirety as follows:
(c) 100% of such Canadian Loan Parties' cash maintained in an account at Canadian Agent or such other depository institution reasonably satisfactory to Administrative Agent, and in each case subject to a deposit account control agreement (or other arrangement) reasonably satisfactory to Administrative Agent, minus
(e)    The definition of "Domestic Borrowing Base" set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the reference to "235,000,000" set forth in clause (b)(ii) thereof with a reference to "$250,000,000".
(f)    The definition of "Domestic Revolving Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended to amend and restate the last sentence thereof in its entirety as follows:
The aggregate amount of the Domestic Revolving Lenders' Domestic Revolving Commitments as of the First Amendment Effective Date is $375,000,000. It is agreed and understood that the increase to the Domestic Revolving Commitments contemplated by the First Amendment shall not constitute an exercise of the increase to Revolving Commitments contemplated by Section 2.09.
(g)    The definition of "European Revolving Subcommitment" set forth in Section 1.01 of the Credit Agreement is hereby amended to amend and restate the second to last sentence thereof in its entirety as follows:
The aggregate amount of the European Revolving Lenders' European Revolving Subcommitment as of the First Amendment Effective Date is the Dollar Equivalent of $30,000,000.
(h)    Section 2.09(e) of the Credit Agreement is hereby amended to replace the reference to "$450,000,000" set forth in the first sentence thereof with a reference to "475,000,000".
(i)    Section 2.12(a) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof in its entirety as follows:
(a)    The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders' Revolving Commitments terminate; provided, that notwithstanding the foregoing or anything contained in the Credit Agreement or any other Loan Document to the contrary, no commitment fee shall accrue or be due and payable to the Lender holding the First Amendment Domestic Revolving Commitment Specified Amount.
(j)    Section 3.27 of the Credit Agreement is hereby amended to amend and restate that section in its entirety as follows:
Section 3.27    Centre of Main Interests.
For the purposes of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast), the centre of main interests (as that term is used in Article 3(1) therein) of each European Loan Party is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) therein) in any other jurisdiction.
(k)    Section 5.01(g) of the Credit Agreement is hereby amended to replace the reference to "$43,750,000" set forth in clause (A) of the proviso thereof with a reference to "$46,875,000".
(l)    Section 5.01(m) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (A) of the proviso thereof with a reference to "$37,500,000".
(m)    Section 5.06 of the Credit Agreement is hereby amended to replace the reference to "$43,750,000" set forth in clause (A) of the proviso of the second sentence thereof with a reference to "$46,875,000".
(n)    Section 5.20 of the Credit Agreement is hereby amended to amend and restate that section in its entirety as follows:
Section 5.20    Centre of Main Interests.
Each European Loan Party shall maintain its centre of main interests in its jurisdiction of incorporation for the purposes of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).
(o)    Article V of the Credit Agreement is hereby amended to insert a new Section 5.21 at the end thereof as follows:
Section 5.21    People with Significant Control Regime.
Each Loan Party shall, and shall ensure that each of its Subsidiaries shall, (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien granted in favour of the European Agent; and (b) promptly provide the European Agent with a copy of that notice.
(p)    Section 6.01(c)(viii) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (A)(1) thereof with a reference to "$37,500,000".
(q)    Section 6.01(d)(viii) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (iii)(A)(1) of the proviso thereof with a reference to "$37,500,000".
(r)    Section 6.04(d) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (i)(A) thereof with a reference to "$37,500,000".
(s)    Section 6.04(j) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (i)(A) thereof with a reference to "$37,500,000".
(t)    Section 6.04(k) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (A) of the proviso thereof with a reference to "$37,500,000".
(u)    Section 6.08(a) of the Credit Agreement is hereby amended to (i) replace the reference to "$35,000,000" set forth in clause (iii)(B)(x)(I)(1) thereof with a reference to "$37,500,000", (ii) replace the reference to "$43,750,000" set forth in clause (iii)(B)(x)(II)(1) thereof with a reference to "$46,875,000" and (iii) replace the reference to "$35,000,000" set forth in clause (iii)(C)(1) thereof with a reference to "$37,500,000".
(v)    Section 6.08(b)(vi) of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (2)(A) thereof with a reference to "$37,500,000".
(w)    Section 6.08(c) of the Credit Agreement is hereby amended to (i) replace the reference to "$35,000,000" set forth in clause (B)(2)(I) of the proviso thereof with a reference to "$37,500,000", and (ii) replace the reference to "$35,000,000" set forth in clause (C)(ii)(y) thereof with a reference to "$37,500,000".
(x)    Section 6.12 of the Credit Agreement is hereby amended to replace the reference to "$35,000,000" set forth in clause (2)(A) of the proviso thereof with a reference to "$37,500,000".
(y)    Section 6.13 of the Credit Agreement is hereby amended to replace each reference to "$43,750,000" set forth in clause (A) thereof and in clause (A) of the proviso thereof with a reference to "$46,875,000".
(z)    Section 12.02 of the Credit Agreement is hereby amended to replace the reference to "$43,750,000" set forth in clause (A) thereof with a reference to "$46,875,000".
(aa)    The Commitment Schedule attached to the Credit Agreement is hereby amended and restated in its entirety with the Commitment Schedule attached hereto.
2.    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent, each to be in form and substance satisfactory to Administrative Agent:
(a)    Administrative Agent shall have received a fully executed copy of this Amendment executed by the Loan Parties, each Agent, Required Lenders and each Lender increasing its respective Canadian Revolving Subcommitment, Domestic Revolving Commitment and/or European Revolving Subcommitment, as applicable;
(b)    Administrative Agent shall have received fully executed copies of each agreement, certificate and other delivery items listed on the Closing Checklist attached hereto as Exhibit A; and
(c)    no Default or Event of Default shall have occurred and be continuing.
3.    Representations and Warranties. To induce Agents and Lenders to enter into this Amendment, each of the Loan Parties represent and warrant to Agents and Lenders that:
(a)    the increases to the Canadian Revolving Subcommitment, Domestic Revolving Commitment and/or European Revolving Subcommitment contemplated under this Amendment are permitted to be made under the 2017 Indenture;
(b)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or limited liability company action, respectively, on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party;
(c)    each of the representations and warranties set forth in Article III of the Credit Agreement, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date); and
(d)    no Default or Event of Default has occurred and is continuing.
4.    Acknowledgment of Loan Guarantor. Each Loan Guarantor hereby acknowledges that Borrowers, Agents and Lenders have modified the Credit Agreement by this Amendment, and such Loan Guarantor acknowledges that Agents and Lenders would not modify the Credit Agreement in the absence of the agreements of such Loan Guarantor contained herein. Each Loan Guarantor hereby approves of and consents to the Amendment, agrees that its obligations under the Loan Guaranty and the other Loan Documents to which it is a party shall not be diminished as a result of the execution of the Amendment, and confirms that the Loan Guaranty and all other Loan Documents to which it is a party are in full force and effect.
5.    Reaffirmation; Loan Document. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that each Collateral Document represents the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby acknowledges and agrees that, except as expressly set forth herein, (i) this Amendment in no way acts as a release, termination, discharge or relinquishment of any Lien or security interest of any Agent on any Collateral, and (ii) all Liens and other security interests securing payment of the Secured Obligations are hereby ratified, confirmed and continued by each Loan Party in all respects. This Amendment constitutes a Loan Document.
6.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7.    References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
8.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
9.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
10.    Governing Law. This Amendment shall be a contract made under and governed by the laws of the state of Ohio, without regard to conflict of laws principles that would require the application of laws other than those of the state of Ohio. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

DOMESTIC BORROWER: PARK-OHIO INDUSTRIES, INC. By Name: Robert D. Vilsack Title: Secretary
CANADIAN BORROWER: RB&W CORPORATION OF CANADA By Name: Robert D. Vilsack Title: Secretary

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

EUROPEAN BORROWERS: SUPPLY TECHNOLOGIES (UKGRP) LIMITED, a company incorporated in England and Wales with company number 0725298 By Name: Title:
APOLLO AEROSPACE COMPONENTS LIMITED, a company incorporated in England and Wales with a company number 02083500 By Name: Title:
SUPPLY TECHNOLOGIES (IRLG) LIMITED, a company incorporated under the laws of Ireland with a company number 412684 By Name: Title:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER DOMESTIC LOAN PARTIES:
AJAX TOCCO MAGNETHERMIC CORPORATION
APOLLO AEROSPACE COMPONENTS LLC
ATBD, INC.
AUTOFORM TOOL & MANUFACTURING, LLC
BATES RUBBER, INC.
CANTON DROP FORGE, INC.
CONTROL TRANSFORMER, INC.
ELASTOMEROS TECNICOS MOLDEADOS, INC.
ENGINEERING MATERIALS, INC.
FECO, INC.
FLUID ROUTING SOLUTIONS, LLC
GATEWAY INDUSTRIAL SUPPLY LLC
GENERAL ALUMINUM MFG. COMPANY
INTEGRATED HOLDING COMPANY
INTEGRATED LOGISTICS HOLDING COMPANY

INTEGRATED LOGISTICS SOLUTIONS, INC.
LEWIS & PARK SCREW & BOLT COMPANY
PARK-OHIO FORGED & MACHINED PRODUCTS LLC
PARK-OHIO PRODUCTS, INC.
PHARMACY WHOLESALE LOGISTICS, INC.
PRECISION MACHINING CONNECTION LLC
RB&W MANUFACTURING LLC
RED BIRD, INC.
SNOW DRAGON LLC
STMX GAS, INC.
SUPPLY TECHNOLOGIES LLC
SUPPLY TECHNOLOGIES PROCUREMENT COMPANY, INC.
THE AJAX MANUFACTURING COMPANY
THE CLANCY BING COMPANY
TOCCO, INC.
TW MANUFACTURING CO.

Each By
   Name: Robert D. Vilsack
   Title: Secretary

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

POVI L.L.C. By: Integrated Logistics Holding Company Its: Member By Name: Robert D. Vilsack Title: Secretary
RB&W LTD. By: Integrated Logistics Holding Company Its: Sole Member By Name: Robert D. Vilsack Title: Secretary

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OTHER CANADIAN LOAN PARTIES:
AJAX TOCCO MAGNETHERMIC CANADA LIMITED By Name: Robert D. Vilsack Title: Secretary
SUPPLY TECHNOLOGIES COMPANY OF CANADA By Name: Robert D. Vilsack Title: Secretary

AGENTS AND LENDERS:
JPMORGAN CHASE BANK, N.A., individually as Administrative Agent and as a Lender By Name: Title:
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually as Canadian Agent and as a Lender By Name: Title:
J.P. MORGAN EUROPE LIMITED, individually as European Agent and as a Lender By Name: Title:

BARCLAYS BANK PLC, as a Lender By Name: Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender By Name: Title: PNC BANK CANADA BRANCH, as a Lender By Name: Title:

CIIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance Inc., F/K/A RBS BUSINESS CAPITAL a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as a Lender By Name: Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender By Name: Title:

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender By Name: Title:

THE HUNTINGTON NATIONAL BANK, as a Lender By Name: Title:

BANK OF AMERICA, N.A, as a Lender. By Name: Title: BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender By Name: Title:

COMMITMENT SCHEDULE*

Lender	Passport Scheme Number	Domestic Revolving Commitment	Canadian Revolving Subcommitment	European Revolving Subcommitment	Total Commitments
JPMorgan Chase Bank, N.A.		$100,000,000.00	$0.00	$0.00	$100,000,000.00
JPMorgan Chase Bank, N.A. (Toronto Branch)		$0.00	$14,196,428.57	$0.00	$14,196,428.57 (subcommitment)
J.P. Morgan Europe Limited		$0.00	$0.00	$10,803,571.43	$10,803,571.43 (subcommitment)
Keybank National Association		$45,000,000.00	$6,000,000.00	$4,500,000.00	$45,000,000.00 $6,000,000.00 (subcommitment) $4,500,000.00 (subcommitment)
PNC Bank, National Association		$45,000,000.00	$0.00	$4,500,000.00	$45,000,000.00 $4,500,000.00 (subcommitment)
PNC Bank Canada Branch		$0.00	$6,000,000.00	$0.00	$6,000,000.00 (subcommitment)
Barclays Bank PLC		$45,000,000.00	$6,000,000.00	$4,500,000.00	$45,000,000.00 $6,000,000.00 (subcommitment) $4,500,000.00 (subcommitment)
Citizens Business Capital		$40,000,000.00	$4,375,000.00	$3,125,000.00	$40,000,000.00 $5,000,000.00 (subcommitment) $3,750,000.00 (subcommitment)
First National Bank of Pennsylvania		$40,000,000.00	$0.00	$0.00	$40,000,000.00
The Huntington National Bank		$30,000,000.00	$0.00	$0.00	$30,000,000.00
Bank of America, N.A.		$30,000,000.00	$0.00	$2,571,428.57	$30,000,000.00 $2,571,428.57 (subcommitment)
Bank of America, N.A. (Canada Branch)		$0.00	$3,428,571.43	$0.00	$3,428,571.43 (subcommitment)
Total		$375,000,000.00	$40,000,000.00	$30,000,000.00	$375,000,000.00

* Commitment Schedule reflects Commitments as of the First Amendment Effective Date.
EXHIBIT A
Closing Checklist
(attached)